CSFB 04-3

WE OWN AND OFFER

360 mm (approx.) 30YR JUMBO A

All characteristics below are preliminary:

Settlement Date: 04/30/04

Total Deal Size (all loan groups): Approx. $500mm

Servicers:  WMMSC – 79%, Fairbanks – 10.00% (To be transferred to Wells by 6/04),

HSBC – 9%, Wells Fargo – 1%, Alliance – 1%,

Master Servicer:  Wells Fargo

Trustee:  Wells Fargo

Call Feature:  5%

Compensating Interest Feature:

•

WMMSC (up to 4bps per annum, 15th – 15th prepay period.)

•

Fairbanks (up to 25bps per annum, 15th – 15th prepay period)

•

Wells Fargo (up to 25bps per annum, 15th – 15th prepay period)

Total # of Loan Groups: 2 *other groups exist, but not crossed with this group

Collateral Type and Size of Each Loan Group:

•

30yr Jumbo A (360mm),

•

15yr Jumbo A (50mm),

Are subordinate bonds of this group cross-collateralized across multiple loan groups: Yes

30yr Jumbo A Group has 50% CA Max.

All numbers below are approximate, and based on preliminary data

Gross WAC: 5.88

WAC Range = 4.375 – 7.500

Pass Through Rate = 5.25

WAM = 356

This information is being provided in response to your specific request for information.  The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates.  The preliminary description of the underlying assets has not been independently verified by CSFBC.  CSFBC is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction.  All information contained herein is preliminary, limited in nature and subject to completion or amendment.  CSFBC makes no representation that the above referenced security will actually perform as described in any scenario.  The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus.  Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful to registration under the securities laws of such jurisdiction.  The securities may not be sold nor an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.

Weighted Average Loan Balance: Approx 507m

Maximum Loan Size: 1.4 mm

# of loans > $1,000,000:  9

Weighted Average LTV:  66

% LTV > 80%:  2.17%

% LTV > 80% without PMI:  0.00%

Weighted Average FICO:  736

% FICO < 650 (including zero and no ficos):  4.79%

% FICO < 600 (including zero and no ficos):  0.00%

% Owner Occupied:  98%

% Purchase:  33%

% Cash Out Refinance: 20%

% Rate/Term Refinance:  46%

% Full Documentation:  48%

% Single Family and PUD:  94%

Top 3 States and % of each:  CA – 50%, NY – 10%, IL – 4%.

Stip to No Indymac Origination:  None.

Stip to No MH Loans: None

Stip to No Section 32 Loans: None

Expected Credit Enhancement % to AAAs: 3.00%

Top 5 Originators:

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Ohio Savings  – 28%

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RBC Mortgage – 22%

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HSBC - 9%

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American Home Mortgage – 7%

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Virtual Bank – 5%

% Prepay Penalty Loans: 3%

% Interest Only Loans: 4%

% Balloon Loans: 0%

This information is being provided in response to your specific request for information.  The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates.  The preliminary description of the underlying assets has not been independently verified by CSFBC.  CSFBC is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction.  All information contained herein is preliminary, limited in nature and subject to completion or amendment.  CSFBC makes no representation that the above referenced security will actually perform as described in any scenario.  The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus.  Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful to registration under the securities laws of such jurisdiction.  The securities may not be sold nor an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.